UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
____________________
FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

December 21, 2018
Date of Report (Date of earliest event reported)
Overseas Shipholding Group, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-06479	13-2637623
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
Two Harbor Place 302 Knights Run Avenue, Suite 1200 Tampa, Florida 33602
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code: (813) 209-0600
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01    Entry into a Material Definitive Agreement

On December 21, 2018, Overseas Shipholding Group, Inc. (“OSG”) announced that, together with its subsidiary OSG Bulk Ships, Inc. (“OBS”) and certain subsidiaries of OBS (such subsidiaries, collectively with OBS, the “Borrowers”), it completed a refinancing transaction (the “Term Loan Refinancing”) for the purposes of (i) refinancing and replacing all of the term loans made to OBS pursuant to a Term Loan Credit Agreement dated as of August 5, 2014, as amended, among OSG, OBS and the other guarantors party thereto and Jefferies Finance LLC, as administrative agent, collateral agent and mortgage trustee (the “2014 OBS Term Loan”), and (ii) funding certain costs and expenses associated with the Term Loan Refinancing.

In connection with the Term Loan Refinancing, the Borrowers entered into a senior secured term loan facility (the “Term Loan Credit Agreement”) with The Prudential Insurance Company of America (“Prudential”) and other lenders; PGIM, Inc. (“PGIM”), as arranger, administrative agent, collateral agent and mortgage trustee; Prudential and Ally Bank, as co-syndication agents; and AB Private Credit Investors Corporation, as documentation agent. The Term Loan Credit Agreement provides for, among other things, one or more term loans to be made available in an aggregate principal amount up to $325,000,000, or such other greater amount as permitted under such term loan facility, as amended, modified or supplemented.

Loans under the Term Loan Credit Agreement bear interest at a rate equal to the prevailing 30-Day LIBOR (or the Alternate Base Rate, as defined in the Term Loan Credit Agreement, if LIBOR is discontinued) plus a margin of 500 basis points.

The Borrowers’ obligations under the Term Loan Credit Agreement (the “Guaranteed Obligations”) are guaranteed by OSG, and OSG has pledged the issued and outstanding shares of capital stock of OBS as security for the Guaranteed Obligations pursuant to a pledge agreement between OSG and PGIM, as collateral agent. The Borrowers’ obligations are also secured by security interests in all of the Borrowers’ assets and by mortgages covering two tankers, eight tugs and seven barges. The Borrowers and OSG are individually and collectively referred to in this Current Report on Form 8-K as a “Loan Party” and the “Loan Parties,” as applicable.

Upon 30 days’ prior written notice to the Lenders, the Borrowers may prepay the outstanding indebtedness in full (or in part) at par plus accrued interest and an additional sum as a premium that varies based on the date of the prepayment. Any amount prepaid under the Term Loan Credit Agreement may not be reborrowed. Additionally, certain events, such as the sale of vessels serving as collateral under the Term Loan Refinancing, will require a mandatory partial or full repayment. No prepayment premium shall apply to any such mandatory prepayment.

The Term Loan Credit Agreement contains customary representations and warranties and customary affirmative and negative covenants applicable to the Loan Parties and their respective subsidiaries, including, among other things, restrictions on indebtedness, liens, investments, mergers, dispositions, prepayment of other indebtedness and dividends and other distributions.

Events of default under the Term Loan Credit Agreement include: (i) the failure by the Borrowers to timely make payments due under the Term Loan Credit Agreement; (ii) material misrepresentations or misstatements in any representation or warranty by any Loan Party when made; (iii) failure by any Loan Party to comply with the covenants under the Term Loan Credit Agreement and other related agreements; (iv) certain payment defaults under other indebtedness of OSG or its subsidiaries; (v) insolvency or bankruptcy-related events with respect to OSG or any of its material subsidiaries; (vi) certain undischarged judgments against OSG or certain of its subsidiaries; (vii) certain ERISA-related events reasonably expected to have a material adverse effect on OSG and its subsidiaries taken as a whole; (viii) certain security interests or liens under the loan documents ceasing to be, or being asserted by OSG or its restricted subsidiaries not to be, in full force and effect; (ix) the occurrence of a Change in Control (as defined in the Term Loan Credit Agreement) of OSG or OBS; and (x) any loan document or material provision thereof ceasing to be, or any proceeding being instituted asserting that such loan document or material provision is not, in full force and effect. If one or more events of default occurs and continues beyond any applicable cure period, the administrative agent may, with the consent of the Lenders holding a majority of the loans and commitments under the facilities, or will, at the request of such Lenders, terminate the commitments of the Lenders to make further loans and declare all of the obligations of the Loan Parties under the Term Loan Credit Agreement to be immediately due and payable.

In connection with the Term Loan Refinancing, OSG and its affiliates also entered into an amendment to a Credit Agreement dated as of August 5, 2014, as amended (the “2014 ABL Credit Agreement”), among OSG, OBS as administrative borrower, certain subsidiaries of OBS as co-borrowers, other guarantors, lenders, Wells Fargo Bank, National Association (“Wells Fargo”), as administrative agent. Pursuant to such amendment (the “ABL Credit Agreement Amendment”), the 2014 ABL Credit Agreement was amended to permit the transactions contemplated under the Term Loan Credit Agreement. The ABL Credit Agreement Amendment reduced the maximum credit line under the 2014 ABL Credit Agreement from $75 million to $30 million and was extended through August 2, 2019. The ABL Credit Agreement Amendment also reduced the number of vessels that serve as collateral for loans under the 2014 ABL Credit Agreement.

The descriptions of the Term Loan Credit Agreement and the ABL Credit Agreement Amendment set forth in this Item 1.01 are qualified in their entirety by reference to the full text of the Term Loan Credit Agreement and the ABL Credit Agreement Amendment, copies of which are filed as Exhibits 10.1 and 10.2 to this Current Report on Form 8-K and which are incorporated herein by reference.

Item 1.02	Termination of Material Definitive Agreement

In connection with the Term Loan Refinancing, on December 21, 2018, the 2014 OBS Term Loan was repaid and that certain Term Loan Credit Agreement, dated August 4, 2014, as amended, among OSG, OBS, certain subsidiaries of OBS as guarantors, the lender parties thereto, Jeffries Finance LLC, Barclays Bank PLC and UBS Securities LLC as joint lead arrangers and joint book running manager, Jefferies Finance LLC as administrative agent, syndication agent and collateral agent and mortgage trustee, and Barclays Bank PLC and UBS Securities LLC as co-documentation agents, was terminated. The disclosure set forth under Item 1.01 is incorporated by reference herein.

Item 2.03	Creation of a direct financial obligation or an obligation under an off-balance sheet arrangement of a registrant

The disclosure set forth under Item 1.01 is incorporated by reference herein.
Item 7.01    Regulation FD
On December 24, 2018, OSG issued a press release announcing the closing of the Term Loan Refinancing. A copy of the OSG’s press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.
The information contained in Item 7.01 of this Current Report on Form 8-K (including the exhibit hereto or any information included therein) shall not be deemed an admission as to the materiality of any information required to be disclosed solely by reason of Regulation FD.
OSG is furnishing this Current Report pursuant to Item 7.01, “Regulation FD Disclosure.” The information contained in this Item 7.01 of the Current Report shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.
Item 9.01    Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1
Term Loan Credit Agreement, dated as of December 21, 2018, by and among OSG, OBS, certain subsidiaries of OBS, Prudential and the other lenders named therein as the lenders, PGIM, Inc. as Administrative Agent, Collateral Agent and Mortgage Trustee, AB Private Credit Investors Corporation as documentation agent, and Prudential and Ally Bank as co-syndication agents.

10.2
Second Amendment, dated as of December 21, 2018, to ABL Credit Agreement dated as of August 5, 2014, among OSG, OBS, certain subsidiaries of OBS as other guarantors, various lenders, and Wells Fargo Bank, National Association, as administrative Agent.

99.1	Press Release, dated December 24, 2018.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
OVERSEAS SHIPHOLDING GROUP, INC.
(Registrant)

Date: December 27, 2018	By: /s/ Susan Allan ____________
Susan Allan
General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description
10.1
Term Loan Credit Agreement, dated as of December 21, 2018, by and among OSG, OBS, certain subsidiaries of OBS, Prudential and the other lenders named therein as the lenders, PGIM, Inc. as Administrative Agent, Collateral Agent and Mortgage Trustee, AB Private Credit Investors Corporation as documentation agent, and Prudential and Ally Bank as co-syndication agents.

10.2
Second Amendment, dated as of December 21, 2018, to ABL Credit Agreement dated as of August 5, 2014, among the OSG, OBS, certain subsidiaries of OBS as other guarantors, various lenders, and Wells Fargo Bank, National Association, as administrative agent.

99.1	Press Release, dated December 24, 2018.